Exhibit 10.1

FORM OF VOTING AGREEMENT

This Voting Agreement (this “Agreement”) is made as of March 8, 2023 by and among (i) Apeiron Capital Investment Corp., a Delaware corporation (together with its successors, the “Purchaser”), (ii) GIO World Health, Limited, a private company formed under the laws of England and Wales (the “Company”), and (iii) the undersigned shareholder (“Holder”) of the Company. Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Business Combination Agreement.

WHEREAS, on or about the date hereof, the Purchaser, the Company and the other parties named therein, have entered into that certain Business Combination Agreement (as amended from time to time in accordance with the terms thereof, the “Business Combination Agreement”), pursuant to which, among other matters, Purchaser will acquire from Sellers, all of the issued and outstanding shares and any other equity interests in or of the Company that are owned by the Sellers in exchange for the Exchange Shares, with the Company becoming a subsidiary of Purchaser, all upon the terms and subject to the conditions set forth in the Business Combination Agreement and in accordance with the applicable provisions of applicable law;

WHEREAS, the board of directors of the Company have (a) approved and declared advisable the Business Combination Agreement, the Ancillary Documents, the Share Exchange and the other transactions contemplated by any such documents (collectively, the “Transactions”), (b) determined that the Transactions are fair to, and in the best interests of the Company and its shareholders (the “Company Shareholders”) and (c) recommended the approval and the adoption by each of the Company Shareholders of the Business Combination Agreement, the Ancillary Documents, the Share Exchange and the other Transactions; and

WHEREAS, as a condition to the willingness of the Purchaser to enter into the Business Combination Agreement, and as an inducement and in consideration therefor, and in view of the valuable consideration to be received by Holder thereunder, and the expenses and efforts to be undertaken by the Purchaser and the Company to consummate the Transactions, the Purchaser, the Company and Holder desire to enter into this Agreement in order for Holder to provide certain assurances to the Purchaser regarding the manner in which Holder is bound hereunder to vote any shares of capital stock or other equity interests of the Company which Holder beneficially owns, acquires, holds or otherwise has voting power (the “Shares”) during the period from and including the date hereof until the earlier of the Closing and the date on which this Agreement is terminated in accordance with its terms (the “Voting Period”) with respect to the Business Combination Agreement, the Ancillary Documents, the Share Exchange and the Transactions.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

1.             Covenant to Vote in Favor of the Transactions. Holder agrees, with respect to all of the Shares:

(a)            during the Voting Period, at each meeting of the Company Shareholders or any class or series thereof, and in each written consent or resolutions of any of the Company Shareholders in which Holder is entitled to vote or consent as a shareholder of the Company, Holder hereby unconditionally and irrevocably agrees to be present for such meeting and vote (in person or by proxy), or consent to any action by written consent or resolution with respect to, as applicable, the Shares (i) in favor of, and adopt, the Share Exchange, the Business Combination Agreement, the Ancillary Documents, any amendments to the Company’s Organizational Documents, and all of the other Transactions (and any actions required in furtherance thereof), (ii) in favor of the other matters set forth in the Business Combination Agreement and (iii) to vote the Shares in opposition to: (A) any Acquisition Proposal and any and all other proposals (x) for the acquisition of the Company, (y) that could reasonably be expected to delay or impair the ability of the Company to consummate the Share Exchange, the Business Combination Agreement or any of the Transactions or (z) which are in competition with or materially inconsistent with the Business Combination Agreement or the Ancillary Documents; (B) other than as contemplated by the Business Combination Agreement, any material change in (x) the present capitalization of the Company or any amendment of the Company’s Organizational Documents or (y) the Company’s business or corporate structure; or (C) any other action or proposal involving any Target Company that is intended, or would reasonably be expected, to prevent, impede, interfere with, delay, postpone or adversely affect in any material respect the Transactions or would reasonably be expected to result in any of the conditions to the Company’s obligations under the Business Combination Agreement not being fulfilled (provided that nothing herein shall affect, restrict or in any way apply to any right that the Company (whether acting through any of its governing bodies or directors or shareholders) has to terminate the Business Combination Agreement in accordance with the terms thereof);

                                        (b)           to promptly execute and deliver all related documentation and take such other action in support of the Share Exchange, Business Combination Agreement, any Ancillary Documents and any of the Transactions as shall reasonably be requested by the Company or the Purchaser in order to carry out the terms and provisions of this Section 1, including, without limitation, (i) execution and delivery to the Company of a Letter of Transmittal, and the Transmittal Documents, (ii) if applicable, delivery of Holder’s Company Certificate, if any (or a Lost Certificate Affidavit in lieu of the Company Certificate), duly endorsed for transfer, to Purchaser and any similar or related documents and such other documents as may be reasonably requested by Purchaser or the Exchange Agent, as applicable, (iii) any actions by written consent of the Company Shareholders presented to Holder, and (iv) any applicable Ancillary Documents (including, if applicable, a Lock-Up Agreement and a Non-Competition Agreement), customary instruments of conveyance and transfer, and any consent, waiver, governmental filing, and any similar or related documents; not to deposit, and to cause its Affiliates not to deposit, except as provided in this Agreement, any Shares owned by Holder or its Affiliates in a voting trust or subject any Shares to any arrangement or agreement with respect to the voting of such Shares, unless specifically requested to do so by the Company and the Purchaser in connection with the Business Combination Agreement, the Ancillary Documents and any of the Transactions;

(c)            except for transfers as permitted by, and in accordance with, Section 3(b) below, not to deposit, and to cause its Affiliates not to deposit, except as provided in this Agreement, any Shares owned by Holder or his/her/its Affiliates in a voting trust or subject any Shares to any arrangement or agreement with respect to the voting of such Shares, unless specifically requested to do so by Purchaser and the Company in connection with the Business Combination Agreement, the Ancillary Documents and any of the Transactions;

(d)            except as contemplated by the Business Combination Agreement or the Ancillary Documents, make, or in any manner participate in, directly or indirectly, a “solicitation” of “proxies” or consents (as such terms are used in the rules of the SEC) or powers of attorney or similar rights to vote, or seek to advise or influence any Person with respect to the voting of, any shares of Purchaser capital stock in connection with any vote or other action with respect to the Transactions, other than to recommend that stockholders of the Company vote in favor of adoption of the Business Combination Agreement and the Transactions and any other proposal the approval of which is a condition to the obligations of the Company or Purchaser under the Business Combination Agreement (and any actions required in furtherance thereof and otherwise as expressly provided by Section 1 of this Agreement); and

(e)            to refrain from exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to the Business Combination Agreement, the Ancillary Documents and any of the Transactions.

2.            Grant of Proxy. During the Voting Period, Holder, with respect to all of the Shares, hereby irrevocably grants to, and appoints, Purchaser and any designee of Purchaser (determined in Purchaser’s sole discretion) as Holder’s attorney-in-fact and proxy, with full power of substitution and resubstitution, for and in Holder’s name, to vote, or cause to be voted (including by proxy or written consent, if applicable) any Shares owned (whether beneficially or of record) by Holder, solely on the matters and in the manner specified in Section 1 above. The proxy and attorney-in-fact granted by Holder pursuant to this Section 2 are irrevocable and are granted in consideration of Purchaser entering into this Agreement and the Company and Purchaser entering into the Business Combination Agreement and incurring certain related fees and expenses. Holder hereby affirms that such irrevocable proxy is coupled with an interest by reason of the Business Combination Agreement and, except upon the termination of this Agreement in accordance with Section 5(a), is intended to be irrevocable. The proxy and power of attorney granted hereunder shall terminate upon the termination of this Agreement. Holder and Purchaser each agrees that Purchaser shall exercise (and shall not fail to exercise) its rights as attorney-in-fact and proxy in accordance with the provisions of Section 1 of this Agreement.

3.            Other Covenants.

(a)            No Transfers. Holder agrees that during the Voting Period it shall not, and shall cause its Affiliates not to, without the Purchaser’s and the Company’s prior written consent, (A) offer for sale, sell (including short sales), transfer, tender, pledge, encumber, assign or otherwise dispose of (including by gift) (collectively, a “Transfer”), or enter into any contract, option, derivative, hedging or other agreement or arrangement or understanding (including any profit-sharing arrangement) with respect to, or consent to, a Transfer of, any or all of the Securities (as defined below); (B) grant any proxies or powers of attorney with respect to any or all of the Securities; (C) permit to exist any lien of any nature whatsoever (other than those imposed by this Agreement, applicable securities Laws or the Company’s Organizational Documents, as in effect on the date hereof) with respect to any or all of the Securities; or (D) take any action with the intent of preventing, impeding, interfering with or adversely affecting Holder’s ability to perform its obligations under this Agreement. The Company hereby agrees that it shall not permit any Transfer of the Securities in violation of this Agreement. Holder agrees with, and covenants to, the Purchaser and the Company that Holder shall not request that the Company register the Transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any Securities during the term of this Agreement without the prior written consent of the Purchaser and the Company, unless such Transfer is permitted hereunder.

(b)            Permitted Transfers. Section 3(a) shall not prohibit a Transfer of Shares by Holder (i) to any family member or trust for the benefit of any family member, (ii) to any stockholder, member or partner of Holder, if an entity, (iii) to any Affiliate of Holder, or (iv) to any person or entity if and to the extent required by any non-consensual Order, by divorce decree or by will, intestacy or other similar applicable Law, so long as, in the case of the foregoing clauses (i), (ii) and (iii), the assignee or transferee agrees to be bound by the terms of this Agreement and executes and delivers to the parties hereto a written consent and joinder memorializing such agreement. During the term of this Agreement, the Company will not register or otherwise recognize the Transfer (book-entry or otherwise) of any Shares or any certificate or uncertificated interest representing any of Holder’s Shares, except as permitted by, and in accordance with, this Section 3(b).

(c)            Changes to Securities. In the event of an equity distribution, or any change in the equity interests of the Company by reason of any equity distribution, equity split, recapitalization, combination, conversion, exchange of equity interests or the like, the term “Securities” shall be deemed to refer to and include the Securities as well as all such equity distributions and any securities into which or for which any or all of the Securities may be changed or exchanged or which are received in such transaction. Holder agrees during the Voting Period to notify the Purchaser and the Company promptly in writing of the number and type of any additional Securities acquired by Holder, if any, after the date hereof.

                                (d)           Registration Statement. During the Voting Period, Holder agrees to provide to the Purchaser, the Company and their respective Representatives any information regarding Holder or the Securities that is reasonably requested by the Purchaser, the Company or their respective Representatives for inclusion in the Registration Statement.

(e)            Publicity. Holder shall not issue any press release or otherwise make any public statements with respect to the Transactions or the transactions contemplated herein without the prior written approval of the Company and the Purchaser. Holder hereby authorizes the Company and the Purchaser to publish and disclose in any announcement or disclosure required by the SEC, NYSE or the Registration Statement (including all documents and schedules filed with the SEC in connection with the foregoing), Holder’s identity and ownership of the Securities and the nature of Holder’s commitments and agreements under this Agreement, the Business Combination Agreement and any other Ancillary Documents.

4.             Representations and Warranties of Holder. Holder hereby represents and warrants to the Purchaser and the Company as follows:

(a)            Binding Agreement. Holder (i) if a natural person, is of legal age to execute this Agreement and is legally competent to do so and (ii) if not a natural person, is (A) a corporation, limited liability company, company or partnership duly organized and validly existing under the laws of the jurisdiction of its organization and (B) has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. If Holder is not a natural person, the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby by Holder has been duly authorized by all necessary corporate, limited liability or partnership action on the part of Holder, as applicable. This Agreement, assuming due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of Holder, enforceable against Holder in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor’s rights, and to general equitable principles). Holder understands and acknowledges that the Purchaser is entering into the Business Combination Agreement in reliance upon the execution and delivery of this Agreement by Holder.

(b)            Ownership of Securities. As of the date hereof, Holder has beneficial ownership over the type and number of the Shares and, to the extent applicable, the other securities issued by the Company, set forth under Holder’s name on the signature page hereto (collectively, the “Securities”), is the lawful owner of such Securities, has the sole power to vote or cause to be voted such Securities (to the extent such Securities have associated voting rights), and has good and valid title to such Securities, free and clear of any and all pledges, mortgages, encumbrances, charges, proxies, voting agreements, liens, adverse claims, options, security interests and demands of any nature or kind whatsoever, other than those imposed by this Agreement, applicable securities Laws or the Company’s Organizational Documents, as in effect on the date hereof. There are no claims for finder’s fees or brokerage commission or other like payments in connection with this Agreement or the transactions contemplated hereby pursuant to arrangements made by Holder. Except for the Securities set forth under Holder’s name on the signature page hereto, as of the date of this Agreement, Holder is not a beneficial owner or record holder of any: (i) equity securities of the Company, (ii) securities of the Company having the right to vote on any matters on which the holders of equity securities of the Company may vote or which are convertible into or exchangeable for, at any time, equity securities of the Company or (iii) options, warrants or other rights to acquire from the Company any equity securities or securities convertible into or exchangeable for equity securities of the Company.

                                (c)            No Conflicts. No filing with, or notification to, any Governmental Authority, and no consent, approval, authorization or permit of any other person is necessary for the execution of this Agreement by Holder, the performance of its obligations hereunder or the consummation by it of the transactions contemplated hereby. None of the execution and delivery of this Agreement by Holder, the performance of its obligations hereunder or the consummation by it of the transactions contemplated hereby shall (i) conflict with or result in any breach of the certificate of incorporation, bylaws or other comparable Organizational Documents of Holder, if applicable, (ii) result in, or give rise to, a violation or breach of or a default under any of the terms of any Contract or obligation to which Holder is a party or by which Holder or any of the Securities or its other assets may be bound, or (iii) violate any applicable Law or Order, except for any of the foregoing in clauses (i) through (iii) as would not reasonably be expected to impair Holder’s ability to perform its obligations under this Agreement in any material respect.

(d)            No Inconsistent Agreements. Holder hereby covenants and agrees that, except for this Agreement, Holder (i) has not entered into, nor will enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to the Securities inconsistent with Holder’s obligations pursuant to this Agreement, (ii) has not granted, nor will grant at any time while this Agreement remains in effect, a proxy, a consent or power of attorney with respect to the Securities and (iii) has not entered into any agreement or knowingly taken any action (nor will enter into any agreement or knowingly take any action) that would make any representation or warranty of Holder contained herein untrue or incorrect in any material respect or have the effect of preventing Holder from performing any of its material obligations under this Agreement.

5.             Miscellaneous.

(a)            Termination. Notwithstanding anything to the contrary contained herein, this Agreement shall automatically terminate, and none of the Purchaser, the Company or Holder shall have any rights or obligations hereunder, upon the earliest to occur of (i) the mutual written consent of the Purchaser, the Company and Holder, (ii) the Closing, and (iii) the date of termination of the Business Combination Agreement in accordance with its terms. The termination of this Agreement shall not prevent any party hereunder from seeking any remedies (at law or in equity) against another party hereto or relieve such party from liability for such party’s breach of any terms of this Agreement. Notwithstanding anything to the contrary herein, the provisions of this Section 5(a) shall survive the termination of this Agreement.

(b)            Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Agreement and all obligations of Holder are personal to Holder and may not be assigned, transferred or delegated by Holder at any time without the prior written consent of the Purchaser and the Company, and any purported assignment, transfer or delegation without such consent shall be null and void ab initio. Each of the Company and the Purchaser may freely assign any or all of its rights under this Agreement, in whole or in part, to any successor entity (whether by merger, consolidation, equity sale, asset sale or otherwise) without obtaining the consent or approval of Holder.

(c)            Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person that is not a party hereto or thereto or a successor or permitted assign of such a party.

(d)            Dispute Resolution. Any and all disputes, controversies and claims (other than applications for a temporary restraining order, preliminary injunction, permanent injunction or other equitable relief or application for enforcement of a resolution under this Section 5(d)) arising out of, related to, or in connection with this Agreement or the transactions contemplated hereby (a “Dispute”) shall be governed by this Section 5(d). A party must, in the first instance, provide written notice of any Disputes to the other parties subject to such Dispute, which notice must provide a reasonably detailed description of the matters subject to the Dispute. Any Dispute that is not resolved may at any time after the delivery of such notice immediately be referred to and finally resolved by arbitration pursuant to the then-existing Expedited Procedures (as defined in the AAA Procedures) of the Commercial Arbitration Rules (the “AAA Procedures”) of the American Arbitration Association (the “AAA”). Any party involved in such Dispute may submit the Dispute to the AAA to commence the proceedings after the Resolution Period. To the extent that the AAA Procedures and this Agreement are in conflict, the terms of this Agreement shall control. The arbitration shall be conducted by one arbitrator nominated by the AAA promptly (but in any event within five (5) Business Days) after the submission of the Dispute to the AAA and reasonably acceptable to each party subject to the Dispute, which arbitrator shall be a commercial lawyer with substantial experience arbitrating disputes under acquisition agreements. The arbitrator shall accept his or her appointment and begin the arbitration process promptly (but in any event within five (5) Business Days) after his or her nomination and acceptance by the parties subject to the Dispute. The proceedings shall be streamlined and efficient. The arbitrator shall decide the Dispute in accordance with the substantive law of the State of Delaware. Time is of the essence. Each party shall submit a proposal for resolution of the Dispute to the arbitrator within twenty (20) days after confirmation of the appointment of the arbitrator. The arbitrator shall have the power to order any party to do, or to refrain from doing, anything consistent with this Agreement, the Ancillary Documents and applicable Law, including to perform its contractual obligation(s); provided, that the arbitrator shall be limited to ordering pursuant to the foregoing power (and, for the avoidance of doubt, shall order) the relevant party (or parties, as applicable) to comply with only one or the other of the proposals. The arbitrator’s award shall be in writing and shall include a reasonable explanation of the arbitrator’s reason(s) for selecting one or the other proposal. The seat of arbitration shall be in the State of New York. The language of the arbitration shall be English.

                                (e)            Governing Law; Jurisdiction. This Agreement shall be governed by, construed and enforced in accordance with the Laws of the State of Delaware without regard to the conflict of laws principles thereof. Subject to Section 5(d), all Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in New York, New York (or in any appellate courts thereof) (the “Specified Courts”). Subject to Section 5(d), each party hereto hereby (a) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, (b) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court and (c) waives any bond, surety or other security that might be required of any other party with respect thereto. Each party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law or in equity. Each party irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth in Section 5(h). Nothing in this Section 5(b) shall affect the right of any party to serve legal process in any other manner permitted by Law.

(f)            WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6(e).

                                (g)            Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; (iv) the term “or” means “and/or” and (v) the term “Affiliate” shall mean, with respect to any specified person, any other person or group of persons acting together that, directly or indirectly, through one or more intermediaries controls, is controlled or is under common control with such specified person (where the term “control” (and any correlative terms) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise). The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(h)            Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means, with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Purchaser, to:

Apeiron Capital Investment Corp.

175 Federal Street, Suite 875

Boston, Massachusetts 02110

Attn: Joel Shulman, Chairman and CEO

Telephone: (617) 917-2603

Email: shulman@ershares.com

with a copy (which shall not constitute notice) to:

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, New York 10105
Attn: Matthew A. Gray, Esq.
           Stuart Neuhauser, Esq.
Facsimile No.: (212) 370-7889
Telephone No.: (212) 370-1300
Email: mgray@egsllp.com
           sneuhauser@egsllp.com

If to the Company, to: GIO World Health, Limited P.O. Box 270575 San Diego, CA 92198 Attn: Deven Patel Telephone No.: (800) 914-7836 Email: deven@giostar.com with a copy (which will not constitute notice) to:

Winston & Strawn LLP
800 Capitol St., Suite 2400
Houston, TX 77002-2925
Attn: Michael J. Blankenship, Esq.
Facsimile No.: (713) 651-2700
Telephone No.: (713) 651-2678
Email: MBlankenship@winston.com

If to Holder, to: the address set forth under Holder’s name on the signature page hereto, with a copy (which will not constitute notice) to, if not the party sending the notice, each of the Company and the Purchaser (and each of their copies for notices hereunder).

                                (i)             Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Purchaser, the Company and the Holder. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(j)             Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

(k)            Specific Performance. Each of Holder and the Company acknowledges that its obligations under this Agreement are unique, recognizes and affirms that in the event of a breach of this Agreement by such party, money damages will be inadequate and the Purchaser will have not adequate remedy at law, and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by Holder or the Company in accordance with their specific terms or were otherwise breached. Accordingly, the Purchaser shall be entitled to an injunction or restraining order to prevent breaches of this Agreement by Holder or the Company and to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

                                (l)            Expenses. Each party shall be responsible for its own fees and expenses (including the fees and expenses of investment bankers, accountants and counsel) in connection with the entering into of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby; provided, that in the event of any Action arising out of or relating to this Agreement, the non-prevailing party in any such Action will pay its own expenses and the reasonable documented out of pocket expenses, including reasonable attorneys’ fees and costs, reasonably incurred by the prevailing party.

(m)            No Partnership, Agency or Joint Venture. This Agreement is intended to create a contractual relationship among Holder, the Company and the Purchaser, and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship among the parties hereto or among any other Company equity holders entering into voting agreements with the Company or the Purchaser. Holder has acted independently regarding its decision to enter into this Agreement. Nothing contained in this Agreement shall be deemed to vest in the Purchaser any direct or indirect ownership or incidence of ownership of or with respect to any Securities.

(n)            Further Assurances. From time to time, at another party’s request and without further consideration, each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

(o)            Entire Agreement. This Agreement (together with the Business Combination Agreement to the extent referred to herein) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Business Combination Agreement or any Ancillary Document. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights or remedies of the Purchaser or the Company or any of the obligations of Holder under any other agreement between Holder and either the Purchaser or the Company, respectively, or any certificate or instrument executed by Holder in favor of the Purchaser or the Company, and nothing in any other agreement, certificate or instrument shall limit any of the rights or remedies of the Purchaser or the Company or any of the obligations of Holder under this Agreement.

(p)            Counterparts; Facsimile. This Agreement may be executed and delivered (including by facsimile, pdf or other electronic transmission) in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

{Remainder of Page Intentionally Left Blank; Signature Page Follows}

                                  IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first written above.

The Purchaser:

Apeiron Capital Investment Corp.

By:
Name:
Title:

The Company:

GIO World Health, Limited

By:
Name:	Chris Paget
Title:	Managing Director

Holder:

Name of Holder:

By:
Name:
Title:

Number and Type of Securities:

Address for Notice:

Address:

Facsimile No.:
Telephone No.:
Email: